Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of January 23, 2008, by and among BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 13, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, Farm & Home Oil Company, a Pennsylvania corporation (“F&H Inc.”) is a party to that certain Amended and Restated Loan and Security Agreement, dated as of December 22, 2006 as amended through the date hereof (the “F&H Facility”), among F&H Inc., Univest National Bank and Trust Co., as agent thereunder, and certain other parties thereto, pursuant to which F&H Inc. (a) has Debt outstanding and (b) has granted Liens against certain of its assets; and

WHEREAS, Buckeye Energy Holdings LLC, a Delaware limited liability company and a Restricted Subsidiary of the Borrower (“BEH”), and certain other parties entered into a Purchase Agreement, dated as of December 21, 2007 (the “Purchase Agreement”), pursuant to which, among other things and subject to certain conditions, F&H Inc. will merge with and into Farm & Home Oil Company LLC, a Pennsylvania limited liability company (“F&H”), with F&H surviving such merger, and BEH will purchase all of the outstanding member interests in F&H; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement to permit BEH, Buckeye Energy Services LLC, a Delaware limited liability company and a Restricted Subsidiary of the Borrower (“BES”), and, after consummation of the transactions contemplated by the Purchase Agreement, F&H, to incur certain Debt and Liens, including the F&H Facility and related Liens, and any supplements or refinancings thereof, and to make certain other changes to the Credit Agreement all on the terms set forth herein, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.                                       Amendments.

(a)                                  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions of “BEH”, “BES”, “F&H”, “F&H Closing”, “F&H Inc.”, “Hedged Eligible Inventory”, “Intermediate Investments”, “Intermediate Loans”, “Marketing Loans”, “Marketing Loan Documents”, “Third Amendment” and “Third Amendment Closing Date” in the appropriate alphabetical order and by replacing the definition of “Funded Debt” in its entirety with the following:

“BEH” shall mean Buckeye Energy Holdings LLC, a Delaware limited liability company and a Restricted Subsidiary of the Borrower.

“BES” shall mean Buckeye Energy Services LLC, a Delaware limited liability company and a Restricted Subsidiary of the Borrower.

“F&H” shall mean Farm & Home Oil Company LLC, a Pennsylvania limited liability company and a Restricted Subsidiary of the Borrower.

“F&H Closing” shall mean the consummation of the transactions contemplated by that certain Purchase Agreement dated as of December 21, 2007, among BEH and certain other parties, pursuant to which, among other things and subject to certain conditions, F&H Inc. will merge with and into F&H, with F&H surviving such merger, and BEH will purchase all of the membership interests in F&H.

“F&H Inc.” shall mean Farm & Home Oil Company, a Pennsylvania corporation and the predecessor to F&H.

 “Funded Debt” shall mean for any Person, Debt of such Person and its Consolidated Subsidiaries (other than the type described in subsection (xiii) of the definition of Debt), less all obligations of such Person and its Consolidated Subsidiaries to pay the deferred purchase price of Property or services obtained in the ordinary course of business, in each case as determined on a consolidated basis in accordance with GAAP; provided, however, that for the purposes of calculating the Funded Debt Ratio, Funded Debt will exclude (to the extent otherwise included in Funded Debt) (i) an amount of Hybrid Securities not to exceed 15% of Consolidated Total Capitalization, (ii) the lesser of (a) 90% of the value of the Hedged Eligible Inventory of the Marketing Entities plus 70% of the outstanding accounts receivable of the Marketing Entities (so long as such accounts receivable have no more than 30-day terms and are not more than 30 days past due), or (b) the amount outstanding under the Marketing Loans, (iii) performance bonds issued by, and letter of credit reimbursement obligations incurred by, any Marketing Entities (and guarantees thereof by the Borrower) with respect to fuel tax liabilities of the Marketing Entities and obligations of the Marketing Entities under product purchase and/or supply agreements, in an aggregate amount not to exceed $50,000,000 and (iv) Intermediate Loans in an aggregate amount not to exceed $5,000,000.

“Hedged Eligible Inventory” shall mean Petroleum Products with respect to which the value has been effectively hedged on a net hedge basis for delivery within the next 180 days by either (i) a NYMEX contract or an over-the-counter contract, which hedging contract may be subject to Liens securing the Marketing Loans, or (ii) a contract for physical delivery to an investment-grade counterparty or other counterparty that is reasonably acceptable to the Administrative Agent; provided, however, that Petroleum Products that would constitute Hedged Eligible Inventory except that such inventory has been hedged for delivery within the next 365 days but more than 180 days out (the “Long Term Hedged Inventory”) shall be included as Hedged Eligible Inventory to the extent such Long Term Hedged Inventory does not exceed 10% of the total Hedged Eligible Inventory.

“Intermediate Investments” shall mean loans and advances made by one or more of the Marketing Entities to retail distributors of transportation fuels in connection with the Intermediate Loans.

“Intermediate Loans” shall mean Debt incurred by the Marketing Entities and owed to major oil companies to, among other things, make Intermediate Investments.

“Marketing Entities” shall mean, collectively, BEH, BES, F&H and their Subsidiaries.

“Marketing Loans” shall mean Debt in the aggregate principal amount of up to $250,000,000 incurred by one or more of the Marketing Entities to finance working capital and for general corporate purposes (either through assumption of the F&H Facility (as defined in the Third Amendment) and/or through one or more new credit facilities).  For the avoidance of doubt, the Marketing Loans shall be non-recourse to the Borrower and all of its Subsidiaries other than the Marketing Entities.

“Marketing Loan Documents” shall mean the credit agreements and related documents governing the Marketing Loans.

“Petroleum Products” means crude oil, condensate, natural gas, natural gas liquids (NGL’s), liquefied petroleum gases (LPG’s), refined petroleum products, bio-fuels or any blend thereof.

 “Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Closing Date, by and among the Borrower and certain of the lenders party thereto.

“Third Amendment Closing Date” shall mean January 23, 2008.

(b)                                 Section 8.01 of the Credit Agreement is hereby amended by adding the following as new subsections (i), (j) and (k):

(i)                                     Marketing Entities Hedging Report.  Promptly and no later than 15 days after the end of each fiscal month of the Borrower, a report describing the hedging agreements to which the Marketing Entities are parties, including the following information: (a) the type of product, (b) volume, (c) location, (d) schedule of inventory hedges in place (with counterparties and maturity dates) and (e) such other detailed information regarding such hedges as reasonably requested by the Administrative Agent.

(j)                                     Marketing Entities Receivables Report.   Promptly and no later than 15 days after the end of each fiscal month of the Borrower, an accounts receivables aging report for the Marketing Entities.

(k)                                  Marketing Entities Borrowing Base Reporting.  As soon as available and in any event within the time periods required thereunder, copies of any borrowing base reporting required under the Marketing Loan Documents and any other reports related thereto that the Administrative Agent may reasonably request.

(c)                                  Section 9.01 of the Credit Agreement is hereby amended by deleting the word “and” from the end of subsection (h), by removing the period and adding a semicolon at the end of subsection (i) and by adding the following subsections (j), (k), (l) and (m) to such Section:

(j)  The Marketing Loans;

(k)  From and after the F&H Closing, Intermediate Loans in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(l)  From and after the F&H Closing, equipment lease obligations incurred by the Marketing Entities in an aggregate amount not to exceed $5,000,000 at any one time; and

(m)  From and after the F&H Closing, performance bonds in an aggregate amount not to exceed $50,000,000 issued by the Marketing Entities in the ordinary course of business, and guarantees thereof by the Borrower.

(d)                                 Section 9.02 of the Credit Agreement is hereby amended by deleting the word “and” from the end of subsection (d), by removing the period and adding a semicolon at the end of subsection (e) and by adding the following subsections (f), (g) and (h) to such Section:

(f)                                    Liens solely on the assets of the Marketing Entities securing the Marketing Loans;

(g)                                 Liens on the Intermediate Investments securing the Intermediate Loans permitted under Section 9.01(k); and

(h)                                 Liens securing Debt of the Marketing Entities permitted under Section 9.01(l); provided,  that any such Lien shall not extend to any Property other than the Property whose acquisition is financed by such Debt.

(e)                                  Section 9.03 of the Credit Agreement is hereby amended by deleting subsections (g) and (h) thereof and replacing such subsections in their entirety with the following new subsections (g) and (h), adding a “; and” at the end of subsection (i), and adding a new subsection (j) to such Section:

(g)                                 investments, loans or extensions of credit made in or to the Borrower or any Restricted Subsidiary;

(h)                                 investments, loans or extensions of credit in or to any Person (other than the Borrower or any Restricted Subsidiary) not to exceed $100,000,000 in the aggregate at any time outstanding;

(j)                                     the Intermediate Investments.

(f)  Section 9.07 is hereby amended by replacing such section in its entirety with the following:

Section 9.07. Restrictive Agreements.

The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of any such Restricted Subsidiary to declare or pay dividends or distributions to holders of its equity interests, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary, to guarantee Debt of the Borrower or any other such Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any such Restricted Subsidiary; provided, that (A) the foregoing shall not apply to restrictions or conditions imposed by law, this Agreement or any other Loan Document, the Note Agreements, the Indenture (in the case of the Note Agreements and the Indenture, as in effect on the date hereof), any Hybrid Securities, or to the extent such restrictions or conditions apply only to the Marketing Entities, the Marketing Loan Documents, and (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Restricted Subsidiary of the Borrower pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder.

(f)  Section 9.16 is hereby amended by replacing such section in its entirety with the following:

Section 9.16. Transactions with Affiliates.

The Borrower will not, and will not cause or permit any Guarantor or any Restricted Subsidiary to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions (i) are otherwise permitted under this Agreement, (ii) are solely between or among the Restricted Subsidiaries or the Borrower and one or more Restricted Subsidiaries or (iii) are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided, however, that the foregoing shall not prohibit or prevent the Borrower, any Guarantor or any Restricted Subsidiary from performing under any agreement in effect on the date hereof.

(g)                                 Exhibit D-1 of the Credit Agreement is hereby amended by replacing such Exhibit in its entirety with the
Exhibit D-1 attached hereto.

(h)                                 Schedule 7.14 of the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 7.14 attached hereto.

(i)                                     Schedule 7.22 of the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 7.22 attached hereto.

2.                                       Conditions to Effectiveness of this Third Amendment. Notwithstanding any other provision of this Third Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Third Amendment shall not become effective, and the Borrower shall have no rights under this Third Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with the preparation, execution and delivery of this Third Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto and (ii) executed counterparts to this Third Amendment from the Borrower, the Guarantors and the Required Lenders as well as additional promissory notes, and other loan documents as the Administrative Agent may reasonably request.

3.                                       Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Third Amendment, each of the Borrower, the General Partner and the Guarantors (collectively, the “Loan Parties”) hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)                                  The execution and delivery by such Loan Party of this Third Amendment and the performance of this Third Amendment and the Credit Agreement as amended hereby (i) are within such Loan Party’s power and authority; (ii) have been duly authorized by all necessary partnership, limited liability company, partner and/or member action; (iii) are not in contravention of any provision of such Loan Party’s certificate of formation, certificate of partnership, partnership agreement, operating agreement or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)                                 This Third Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application relating to or affecting creditors’ rights and general principles of equity; and

(c)                                  After giving effect to this Third Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the Third Amendment Closing Date.

4.                                       Reaffirmations and Acknowledgments.

Each Guarantor consents to the execution and delivery by the Borrower of this Third Amendment and jointly and severally ratifies and confirms the terms of its Guaranty with respect to the Debt now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any Debt of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, its Guaranty (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranties.

5.                                       Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Third Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.                                       Governing Law.   This Third Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.                                       No Novation.  This Third Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.                                       Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Third Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.                                       Costs and Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Third Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.                                 Binding Nature.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.                                 Entire Understanding.  This Third Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	BUCKEYE PARTNERS, L.P.

	By:		Buckeye GP LLC, its general partner

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

GUARANTORS: BUCKEYE PIPE LINE COMPANY, L.P.

	By	MAINLINE L.P.
its General Partner

		By	MAINLINE GP, INC.
its General Partner

			By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE PIPE LINE HOLDINGS, L.P.

	By	MAINLINE L.P.
its General Partner

		By	MAINLINE GP, INC.
its General Partner

			By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE GULF COAST HOLDINGS I, LLC

			By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE GULF COAST HOLDINGS II, LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE GULF COAST PIPE LINES, L.P.

By	BUCKEYE GULF COAST HOLDINGS I, LLC
its General Partner

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE TERMINALS, LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

NORCO PIPE LINE COMPANY, LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

EVERGLADES PIPE LINE COMPANY, L.P.

By		MAINLINE L.P.
its General Partner

By	MAINLINE GP, INC.
its General Partner

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

WOOD RIVER PIPE LINES LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE PIPE LINE TRANSPORTATION LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE TEXAS PIPE LINE COMPANY, L.P.

By	BUCKEYE GULF COAST HOLDINGS I, LLC
its General Partner

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

BUCKEYE NGL PIPE LINES LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

FERRYSBURG TERMINAL, LLC

	By:	/s/ Vance E. Powers
Name: Vance E. Powers
Title: Acting Chief Financial Officer

LENDER, ISSUING BANK
AND AGENT:	SUNTRUST BANK

	By:	/s/ Carmen J. Malizia
Name: Carmen J. Malizia
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Adam H. Fey
Name: Adam H. Fey
Title: Vice President

CITIBANK, N.A.

By:	/s/ Todd J. Mogil
Name: Todd J. Mogil
Title: Attorney-in-fact

BNP PARIBAS

By:	/s/ Mark A. Cox
Name: Mark A. Cox
Title: Managing Director

BNP PARIBAS

By:	/s/ Richard Hawthorne
Name: Richard Hawthorne
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kenneth J. Fatur
Name: Kenneth J. Fatur
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Paul Pritchett
Name: Paul Pritchett
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

By:	/s/ Rainer Meier
Name: Rainer Meier
Title: Vice President

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ John Preece
Name: John Preece
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., HOUSTON AGENCY

By:	/s/ Kelton Glasscock
Name: Kelton Glasscock
Title: Vice President & Manager

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

WELLS FARGO BANK, N.A.

By:	/s/ Sushim R. Shah
Name: Sushim R. Shah
Title: VP and Senior Relationship Manager

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

MERRILL LYNCH BANK USA

By:	/s/ Derek Befus
Name: Derek Befus
Title: Vice President

WILLIAM STREET CREDIT CORPORATION

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice-President

LEHMAN BROTHERS BANK, FSB

By:	/s/ Janine Shugan
Name: Janine Shugan
Title: Authorized Signatory

EXHIBIT D-1

RESTRICTED SUBSIDIARIES

AS OF THE DATE HEREOF

Buckeye Pipe Line Company, L.P.

Buckeye Pipe Line Holdings, L.P.

Buckeye Gulf Coast Holdings I, LLC

Buckeye Gulf Coast Holdings II, LLC

Buckeye Gulf Coast Pipe Lines, L.P.

Buckeye Terminals, LLC

NORCO Pipe Line Company, LLC

Everglades Pipe Line Company, L.P.

Laurel Pipe Line Company, L.P.

Wood River Pipe Lines LLC

Buckeye Pipe Line Transportation LLC

Buckeye Texas Pipe Line Company, L.P.

Buckeye NGL Pipe Lines LLC

Ferrysburg Terminal, LLC

Buckeye Gas Storage LLC

Lodi Gas Storage, L.L.C.

Lodi Development, L.L.C.

WesPac Pipelines – Reno, LLC

Buckeye Energy Holdings LLC

Buckeye Energy Services LLC

Buckeye Mexico Holdings LLC

Farm & Home Oil Company*

* This entity will become a Restricted Subsidiary upon the F&H Closing.